                                                                    Exhibit 4.16

                          REGISTRATION RIGHTS AGREEMENT

                                     between

                        GENERAL GROWTH PROPERTIES, INC.,

                                MARTIN BUCKSBAUM,

                               MATTHEW BUCKSBAUM,

                          GENERAL GROWTH VENTURE L.P.,


                                      and

                        APPLETON TRUST, FALLBROOK TRUST,
             MARTIN INVESTMENT TRUST A, MARTIN INVESTMENT TRUST B, MARTIN INVESTMENT TRUST C, MARTIN INVESTMENT TRUST D, MARTIN INVESTMENT TRUST E, MARTIN INVESTMENT TRUST F,
            MATTHEW INVESTMENT TRUST A, MATTHEW INVESTMENT TRUST B, MATTHEW INVESTMENT TRUST C, MATTHEW INVESTMENT TRUST D,
            MATTHEW INVESTMENT TRUST E, MATTHEW INVESTMENT TRUST F,
           MBA TRUST, MBB TRUST, MBC TRUST, FALLBROOK INVESTORS, M.B.
                  CAPITAL PARTNERS and MB CAPITAL PARTNERS II


                          Dated: As of April 15, 1993

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I
                              CERTAIN DEFINITIONS
1.1 Business Day ........................................................     1
1.2 Eligible Securities .................................................     1
1.3 Person ..............................................................     2
1.4 Permitted Transferees ...............................................     2
1.5 Registration Expenses ...............................................     2
1.6 SEC .................................................................     3
1.7 Securities Act ......................................................     3

                                 ARTICLE II
                    EFFECTIVENESS OF REGISTRATION RIGHTS
2.1 Effectiveness of Registration Rights ................................     3

                                   ARTICLE III
                              REGISTRATION REQUEST
3.1 Notices .............................................................     4
3.2 Registration Expenses ...............................................     5
3.3 Third Person Shares .................................................     5

                                   ARTICLE IV
                            INCIDENTAL REGISTRATION
4.1 Notice and Registration .............................................     7
4.2 Registration Expenses ...............................................     9

                                    ARTICLE V
                            REGISTRATION PROCEDURES
5.1 Registration and Qualification ......................................     9
5.2 Underwriting ........................................................    11

                                                                            page
                                                                            ----
5.3 Blackout Periods ....................................................    12
5.4 Qualification for Rule 144 Sales ....................................    13

                                   ARTICLE VI
                      PREPARATION: REASONABLE INVESTIGATION
6.1 Preparation; Reasonable Investigation ...............................    13

                                   ARTICLE VII
                        INDEMNIFICATION AND CONTRIBUTION
7.1 Indemnification and Contribution ....................................    14

                                  ARTICLE VIII
                         BENEFITS OF REGISTRATION RIGHTS
8.1 Benefits of Registration Rights .....................................    15

                                   ARTICLE IX
                                 MISCELLANEOUS
9.1 Captions ............................................................    16
9.2 Severability ........................................................    16
9.3 Governing Law .......................................................    16
9.4 Modification and Amendment ..........................................    16
9.5 Counterparts ........................................................    16
9.6 Entire Agreement ....................................................    16
9.7 Notices .............................................................    16

SIGNATURES ..............................................................    18

                          REGISTRATION RIGHTS AGREEMENT

          This REGISTRATION RIGHTS AGREEMENT is made as of the 15th day of April 1993 (this "Agreement"), among GENERAL GROWTH PROPERTIES,
INC., a Delaware corporation (the "Company"). MARTIN BUCKSBAUM, MATTHEW BUCKSBAUM, GENERAL GROWTH VENTURE L.P., APPELTON TRUST, FALLBROOK TRUST, MARTIN INVESTMENT TRUST A, MARTIN INVESTMENT TRUST B, MARTIN
INVESTMENT TRUST C, MARTIN INVESTMENT TRUST D, MARTIN
INVESTMENT TRUST E, MARTIN INVESTMENT TRUST F, MATTHEW
INVESTMENT TRUST A, MATTHEW INVESTMENT TRUST B, MATTHEW
INVESTMENT TRUST C, MATTHEW INVESTMENT TRUST D, MATTHEW
INVESTMENT TRUST E, MATTHEW INVESTMENT TRUST F, MBA TRUST,
MBB TRUST, MBC TRUST, FALLBROOK INVESTORS, M.B. CAPITAL
PARTNERS and MB CAPITAL PARTNERS, II (each an "Investor" and collectively the "Investors").

                                  WITNESSETH:

          WHEREAS, the Investors will hold an aggregate of 1,315,671 shares
(the "Investor Shares") of common stock, par value $.10 per share, of the Company (the "Common Stock") and a 44.4% limited partnership interest
(the "LP Interests") in GGP Limited Partnership, a Delaware limited partnership, which may be converted into shares of Common stock; and

          WHEREAS, the Company has agreed to provide Investors with certain registration rights as set forth herein;

          NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                                    ARTICLE I

                              CERTAIN DEFINITIONS.

          1.1. "Business Day" means any day on which the New York Stock Exchange is open for trading.

          1.2. "Eligible Securities" means all or any portion of the Investors Shares and any shares of Common Stock acquired by the Investors upon conversion of the LP Interests.

          As to any proposed offer or sale of Eligible Securities, such securities shall cease to be Eligible Securities with respect to such proposed offer or sale when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement or (ii) such securities are permitted to be distributed pursuant to Rule 144(k) (or any successor provision to such Rule) under the Securities Act to be confirmed in a written opinion of counsel to the Company addressed to the Investors, or (iii) such securities shall have been otherwise transferred pursuant to an applicable exemption under the Securities Act, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and such securities shall be freely transferable to the public without registration under the Securities Act.

          1.3. "person" means an individual, a partnership (general or limited), corporation, joint venture, business trust, cooperative, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

          1.4. "Permitted Transferees" with respect to each Investor shall mean any Affiliates of such Investor, as defined in the Agreement of Limited Partnership of GGP Limited Partnership, dated April ____, 1993.

          1.5. "Registration Expenses" means all expenses incident to the Company's performance of or compliance with the registration requirements set forth in this Agreement including, without limitation, the following: (i) the fees, disbursements and expenses of the Company's counsel(s) (United States and foreign), accountants and experts in connection with the registration of Eligible Securities to be disposed of under the Securities Act; (ii) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to the underwriters and dealers; (iii) the cost of printing or producing any agreement(s) among underwriters, underwriting agreement(s) and blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of Eligible Securities to be disposed of; (iv) all expenses in connection with the qualification of Eligible

Securities to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualification and in connection with any blue sky and legal investment surveys; (v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of Eligible Securities to be disposed of; and (vi) fees and expenses incurred in connection with the listing of Eligible Securities on each securities exchange on which securities of the same class are then listed; provided, however, that Registration Expenses with respect to any registration pursuant to this Agreement shall not include underwriting discounts or commissions attributable to Eligible Securities, SEC or blue sky registration fees attributable to Eligible Securities or transfer taxes applicable to Eligible Securities.

          1.6. "SEC" means the Securities and Exchange Commission.

          1.7. "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the relevant time.

                                   ARTICLE II

                      EFFECTIVENESS OF REGISTRATION RIGHTS

          2.1 Effectiveness of Registration Rights. This Agreement shall become effective immediately, provided, however, that the exercise of any registration rights granted pursuant to Articles 3 and 4 hereof prior to the third anniversary of the date of the prospectus to be used by the Company in its initial public offering of shares of Common Stock (the "IPO") shall be subject to the Investors first having received written consent from the Company and Goldman, Sachs & Co. to the waiver of the restrictions on transfer of the Common Stock held by the Investors under the terms of the letter agreement restricting such transfers, to be entered by the Investors and the underwriters in connection with the IPO.

                                   ARTICLE III

                              REGISTRATION REQUEST

          3.1 NOTICE. Upon written notice front an Investor requesting that the Company effect the registration under the Securities Act of all or part of the Eligible Securities held by such Investor, which notice shall specify the intended method or methods of disposition of such Eligible Securities, the Company will use all reasonable efforts to effect (at the earliest possible date) the registration, under the Securities Act, of such Eligible Securities for disposition in accordance with the intended method or methods of disposition stated in such request, provided that:

          (a) if the Company shall have previously effected a registration with respect to Eligible Securities pursuant to Article 4 hereof, the Company shall not be required to effect a registration pursuant to this Article 3 until a period of one hundred twenty (120) days shall have elapsed from the effective date of the most recent such previous registration;

          (b) if, upon receipt of a registration request pursuant to this
     Article 3, the Company is advised in writing (with a copy to the Selling Shareholders (as defined below)) by a nationally recognized independent investment banking firm selected by the Company to act as lead underwriter in connection with a public offering of securities by the Company that, in such firm's opinion, a registration at the time and on the terms requested would materially adversely affect such public offering of securities by the Company (other than an offering in connection with employee benefit and similar plans) (a "Company Offering") that had been contemplated by the Company prior to the notice by the Investors who initially requested registration, the Company shall not be required to effect a registration pursuant to this Article 3 until the earliest of (i) three months after the completion of such Company Offering, (ii) the termination of any "black out" period, if any, required by the underwriters to be applicable to the Selling Investors (as defined below) in connection with such Company Offering and agreed to in writing by the Selling Investors, (iii) promptly after abandonment of such Company Offering or (iv) four months after the date of written notice from the Investor who initially requested registration;

          (c) if, while a registration request is pending pursuant to Article 3, the Company determines in the good faith judgment of the Board of Directors of the Company, with the advice of counsel, that the filing of a registration statement would require the disclosure of non-public material information the disclosure of which would have a material adverse effect on the Company or would otherwise adversely affect a material financing, acquisition, disposition, merger or other comparable transaction, the Company shall deliver a certificate to such effect signed by its President or any Vice President to the Selling Shareholders and the Company shall not be required to effect a registration pursuant to this Article 3 until the earlier of (i) the date upon which such material information is disclosed to the public or ceases to be material or (ii) 60 days after the Company makes such good faith determination; and

          (d) the Company shall not be required to effect more than one registration pursuant to this Article 3 in any calendar year. No registration of Eligible Securities under this Article 3 shall relieve the Company of its obligation (if any) to effect registrations of Eligible Securities pursuant to Article 4.

          3.2. Registration Expenses. With respect to the registrations requested pursuant to this Article 3 and any registration arising from an exercise of a Blackout Termination Right (as defined below), the Company shall pay all Registration Expenses.

          3.3. Third Person Shares. (a) Upon receipt of the written notice from an Investor requesting registration under Section 3.1, the Company shall give written notice to each other Investor, the other parties (the "Primary Third Parties") entitled to substantially similar registration rights under a Registration Rights Agreement entered into by the Company on the date hereof and the parties (the "Incidental Parties") entitled only to incidental registration rights pursuant to an Incidental Registration Rights Agreement entered into by the Company on the date hereof. The Company shall have the right to cause the registration of securities for sale for the account of any Person in any registration of Eligible Securities requested pursuant to this Article 3 who has delivered written notice to the Company within fifteen (15) business days (which notice shall specify the number of shares to be disposed of and the intended method of disposition), provided that the Company shall not have the right to cause the registration of all of such securities if the Investor who requested such registration is advised in writing (with a copy to the Company) by a nationally recognized independent investment banking firm selected by such Investor that, in such firm's opinion, registration of all of such securities would adversely affect the offering and sale of Eligible Securities then contemplated by such Investor. The Investor or Investors and any other Persons who elect to participate in an offering pursuant to registration rights are referred to herein as the "Selling Shareholders". The Investor or Investors who initially requested registration pursuant to Section 3.1 and each other Investor who elects to participate in such offering are herein referred to as the "Selling Investors".

          (b) If the Company cannot, pursuant to the terms of this Section 3.3, register all of the shares requested to be registered, the Company shall register the Maximum Amount (as defined below), and such amount shall be allocated among the Persons requesting registrations follows:

          (i) if the Selling Investors and the Principal Third Parties each exercise registration rights on the same day, the Maximum Amount shall be allocated between such Persons pro rata according to the number of shares for which registration was initially requested by each such Person; and

          (ii) in all other cases in which both Selling Investors and the Principal Third Parties seek to register shares, the Maximum Amount shall be allocated pro rata according to the total number of shares of Common Stock owned by the Investors taken as a whole on the one hand and the Principal Third Party on the other hand on the day the Company first received the demand request with respect to such registration.

For purposes of this Section, "Maximum Amount" shall mean the largest number of shares (if any) which, after deducting any shares for which registration is requested by any Incidental Parties, in the opinion of the nationally recognized underwriter selected by the Investors for purposes of Section 3.3(a), could be offered to the public without adversely affecting the offering and sale of Eligible Securities as then contemplated by the Selling Investors. Notwithstanding anything to the contrary contained herein, if any Incidental Party seeks to register shares in a registration that was initiated by the Selling Investors under this
Article 3, such Incidental Party shall not suffer any reduction in the number of shares it seeks to register pursuant to the foregoing provisions of this Section 3.3(b).

          (c) In the event that both Selling Investors taken as a whole on the one hand and the Principal Third Parties on the other hand exercise registration rights on the same day, the party (as between such two parties) who initially requested registration of the larger number of shares shall be entitled to select the lead underwriter for such registered offering. In all other cases, the first Person to exercise registration rights with respect to any registration demand shall be entitled to select the lead underwriter for such registered offering.

                                   ARTICLE IV

                            INCIDENTAL REGISTRATION.

          4.1. Notice and Registration. If the Company proposes to register any shares of Common Stock or other securities issued by it having terms substantially similar to Eligible Securities ("Other Securities") for public sale under the Securities Act (whether proposed to be offered for sale by the Company or by any other Person) on a form and in a manner which would permit registration of Eligible Securities for sale to the public under the Securities Act, it will give prompt written notice to Investors of its intention to do so, and upon the written request of Investors delivered to the Company within fifteen (15) Business Days after the giving of any such notice (which request shall specify the number of Eligible Securities intended to be disposed of by Investors and the intended method of disposition thereof) the Company will use all reasonable efforts to effect, in connection with the registration of the Other Securities, the registration under the Securities Act of all Eligible Securities which the Company has been so requested to register by the Selling Investors, to the extent required to permit the disposition (in accordance with the intended method or methods thereof as aforesaid) of Eligible Securities so to be registered, provided that:

          (a) if, at any time after giving such written notice of its intention to register any Other Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register the Other Securities, the Company may, at its election, give written notice of such determination to Investors and thereupon the Company shall be relieved of its obligation to register such Eligible Securities in connection with the registration of such Other Securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Section 4.2), without prejudice, however, to the rights (if any) of Investors immediately to request that such registration be effected as a registration under Article 3;

          (b) The Company will not be required to effect any registration pursuant to this Article 4 if the Company shall have been advised in writing (with a copy to the Selling Investors) by a nationally recognized independent investment banking firm selected by the Company to act as lead underwriter in connection with the public offering of securities by the Company that, in such firm's opinion, a registration at that time would materially and adversely affect the Company's own scheduled offering, provided, however, that if an offering of some but not all of the shares requested to be registered by Investor would not adversely affect the Company's offering, the aggregate number of shares requested to be included in such offering by the Selling Shareholders (other than the Incidental Persons, whose requests shall not be reduced under this proviso) shall be reduced pro rata according to the total number of shares of Common Stock owned by the Investor on the one hand and the Principal Third Parties taken as a whole on the other hand on the day the Company first delivered its notice to the Investors of its proposed offering;

          (c) The Company shall not be required to effect any registration of Eligible Securities under this Article 4 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock options or other employee benefit plans.

No registration of Eligible Securities effected under this Article 4 shall relieve the Company of its obligation (if any) to effect registrations of Eligible Securities pursuant to Article 3.

          4.2. Registration Expenses. The Company (as between the Company and the Selling Investors) shall be responsible for the payment of all Registration Expenses in connection with any registration pursuant to this Article 4.

                                    ARTICLE V

                            REGISTRATION PROCEDURES.

          5.1. Registration and Qualification. If and whenever the Company is required to use all reasonable efforts to effect the registration of any Eligible Securities under the Securities Act as provided in Articles 3 or 4, the Company will as promptly as is practicable:

          (a) prepare, file and use all reasonable efforts to cause to become effective a registration statement under the Securities Act regarding the Eligible Securities to be offered;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Eligible Securities until the earlier of such time as all of such Eligible Securities have been disposed of in accordance with the intended methods of disposition by the Selling Investors set forth in such registration statement or the expiration of twelve months after such Registration Statement becomes effective;

          (c) furnish to the Selling Investors and to any underwriter of such Eligible Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents as the Selling Investors or such underwriter may reasonably request;

          (d) use all reasonable efforts to register or qualify all Eligible Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Selling Investors or any underwriter of such Eligible Securities shall reasonably request, and do any and all other acts and things which may be reasonably requested by the Selling Investors or any underwriter to consummate the disposition in such jurisdictions of the Eligible Securities covered by such registration statement, except the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any jurisdiction where it is not then subject to taxation, or to consent to general service of process in any jurisdiction where it is not then subject to service of process;

          (e) use all reasonable efforts to list the Eligible Securities on each national securities exchange on which the Common Stock is then listed, if the listing of such securities is then permitted under the rules of such exchange;

          (f) (i) furnish to the Selling Investors, an opinion of counsel for the Company, addressed to them, dated the date of the closing under the underwriting agreement, and (ii) use all reasonable efforts to furnish to the Selling Investors, addressed to them, a "comfort letter" signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, addressed to them, each such document covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Selling Investors may reasonably request; and

          (g) immediately notify the Selling Investors at any time when a prospectus relating to a registration pursuant to Article 3 or 4 hereof is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of the Selling investors prepare and furnish to the Selling Investors as many copies of a supplement to or an amendment of such prospectus as the Selling Investors reasonably request so that, as thereafter delivered to the purchasers of such Eligible Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The Company may require the Selling Investors to furnish the Company such information regarding the Selling Investors and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection with any registration.

          5.2. Underwriting. (a) If requested by the underwriters for any underwritten offering of Eligible Securities pursuant to a registration requested hereunder, the Company will enter into and perform its obligations under an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Article 7 hereof and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 5.l(f). The holders of Eligible Securities on whose behalf Eligible Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Eligible Securities. Notwithstanding the foregoing, any Selling Investor may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such Eligible Securities in connection with such registration.

          (b) In the event that any registration pursuant to Article 4 hereof shall involve, in whole or in part, an underwritten offering, the Company may require Eligible Securities requested to be registered pursuant to Article 4 to be included in such underwriting on the same terms and conditions as shall be applicable to the Other Securities being sold through underwriters under such registration. In such case, the holders of Eligible Securities on whose behalf Eligible Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement. Such agreement shall contain such representations and warranties by the Selling Investors and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Article 7. The representations and warranties in such underwriting agreement by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Eligible Securities.

          5.3 Blackout Periods. (a) At any time when a registration statement effected pursuant to Article 3 relating to Eligible Securities is effective, upon written notice from the Company to Investors that the Company determines in the good faith judgment of the Board of Directors of the Company, with the advice of counsel, that Selling Investors' sale of Eligible Securities pursuant to the registration statement would require disclosure of non-public material information the disclosure of which would have a material adverse effect on the Company (an "Information Blackout"), the Selling Investors shall suspend sales of Eligible Securities pursuant to such registration statement until the earlier of:

               (X) (A) the date upon which such material information is disclosed to the public or ceases to be material or (B) 60 days after the Company makes such good faith determination, and

               (Y) such time as the Company notifies the Selling Investors that sales pursuant to such registration statement may be resumed (the number of days from such suspension of sales by the Selling Investors until the day when such sales may be resumed hereunder is hereinafter called a "Sales Blackout Period").

          (b) Any delivery by the Company of notice of an Information Blackout during the 90 days immediately following effectiveness of any registration statement effected pursuant to Article 3 hereof shall give the Investors the right, by written notice to the Company within 20 Business Days after the end of such blackout period, to cancel such registration and obtain one additional registration right during such calendar year (a "Blackout Termination Right") under Section 3.1(d).

          (c) If there is an Information Blackout and the Investors do not exercise their cancellation right, if any, pursuant to (b) above, or, if such cancellation right is not available, the time period set forth in Section 5.l(b) shall be extended for a number of days equal to the number of days in the Sales Blackout Period.

          5.4. QUALIFICATION FOR RULE 144 SALES. The Company will take all actions reasonably necessary to comply with the filing requirements described in Rule 144(c)(l) so as to enable the Investors to sell Eligible Securities without registration under the Securities Act and, upon the written request of any Investor, the Company will deliver to such Investor a written statement as to whether it has complied with such filing requirements.

                                   ARTICLE VI

                     PREPARATION: REASONABLE INVESTIGATION.

          6.1. PREPARATION: REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement registering Eligible Securities under the Securities Act, the Company will give the Selling Investors and the underwriters, if any, and their respective counsel and accountants, drafts of such registration statement for their review and comment prior to filing and such reasonable and customary access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Selling Investors and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

                                   ARTICLE VII

                       INDEMNIFICATION AND CONTRIBUTION.

          7.1. INDEMNIFICATION AND CONTRIBUTION. (a) In the event of any registration of any Eligible Securities hereunder, the Company will enter into customary indemnification arrangements to indemnify and hold harmless each Investor who exercises his registration rights hereunder and, to the extent applicable, its directors and officers, its partners, its trustees and each Person who controls any of such Persons, each Person who participates as an underwriter in the offering or sale of such securities, and each Person, if any, who controls such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities and expenses, joint or several, to which such Person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will promptly reimburse each such Person for any legal or any other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus or final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Investors or such underwriter expressly for use in the registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Investors or any such Person and shall survive the transfer of such securities by the Investors. The Company also shall agree to provide provision for contribution as shall be reasonably requested by the investors or any underwriters in circumstances where such indemnity is held unenforceable.

          (b) The Selling Investors, by virtue of exercising their registration rights hereunder, agree and undertake to enter into customary indemnification arrangements to severally and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in clause (a) of this Article 7) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each Person who participates as an underwriter in the offering or sale of such securities, each Person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, but only to the extent that such statement or omission was made in reliance upon and in conformity with written information furnished by such Selling Investors to the Company expressly for use in the registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of the registered securities by the Selling Investors and the expiration of this Agreement. The Selling Investors also shall agree to provide provision for contribution as shall be reasonably requested by the Company or any underwriters in circumstance where such indemnity if held unenforceable.

          (c) Indemnification and contribution similar to that specified in the preceding subdivisions of this Article 7 (with appropriate modifications) shall be given by the Company and the Selling Investors with respect to any required registration or other qualification of such Eligible Securities under any federal or state law or regulation of governmental authority other than the Securities Act.

                                  ARTICLE VIII

                        BENEFITS OF REGISTRATION RIGHTS.

          8.1. BENEFITS OF REGISTRATION RIGHTS. Subject to the limitations of Sections 3.1 and 4.1, Investors and any Permitted Transferees of Eligible Securities may severally or jointly exercise the registration rights hereunder in such manner and in such proportion as they shall agree among themselves.

                                   ARTICLE IX

                                  MISCELLANEOUS

          9.1 CAPTIONS. The captions or headings in this Agreement are for convenience and reference only, and in no way define, describe, extend or limit the scope or intent of this Agreement.

          9.2 SEVERABILITY. If any clause, provision or section of this Agreement shall be invalid or unenforceable, the invalidity or unenforceability of such clause, provision or section shall not affect the enforceability or validity of any of the remaining clauses, provisions or sections hereof to the extent permitted by applicable law.

          9.3 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Delaware, without reference to its rules as to conflicts or choice of laws.

          9.4 MODIFICATION aND AMENDMENT. This Agreement may not be changed, modified, discharged or amended, except by an instrument signed by all of the parties hereto.

          9.5 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

          9.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding among the parties and supersedes any prior understandings and/or written or oral agreements among them respecting the subject matter herein.

          9.7. NOTICES. All notices, requests, demands, consents and other communications required or permitted to be given pursuant to this Agreement shall be in writing and delivered by hand, by overnight courier delivery service or by certified mail, return receipt requested, postage prepaid. Notices shall be deemed given when actually received, which shall be deemed to be not later than the next Business Day if sent by overnight courier or after five

(5) Business Days if sent by mail. Notice to Investors shall be made to the address listed on the stock transfer records of the Company.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the day and year first above written.

                                        GENERAL GROWTH PROPERTIES, INC.


                                        By: /s/ Matthew Bucksbaum
                                            ------------------------------------
                                        Name: Matthew Bucksbaum
                                        Title: President


                                        By: /s/ Martin Bucksbaum
                                            ------------------------------------
                                            Martin Bucksbaum


                                        By: /s/ Matthew Bucksbaum
                                            ------------------------------------
                                            Matthew Bucksbaum


APPELTON TRUST                         FALLBROOK TRUST

By:  GENERAL TRUST COMPANY,            By:  GENERAL TRUST COMPANY,
     Trustee                                Trustee

By: /s/ Michael Greaves                    By: /s/ Michael Greaves
    -----------------------                    --------------------------

    Name: Michael Greaves                  Name: Michael Greaves

    Title: VP                              Title: VP


MARTIN INVESTMENT TRUST A              MARTIN INVESTMENT TRUST B

By:  GENERAL TRUST COMPANY,            By:  GENERAL TRUST COMPANY,
     Trustee                                Trustee

By: /s/ Michael Greaves                    By: /s/ Michael Greaves
    -----------------------                    --------------------------

    Name: Michael Greaves                  Name: Michael Greaves

    Title: VP                              Title: VP




MARTIN INVESTMENT TRUST C              MARTIN INVESTMENT TRUST D

By:  GENERAL TRUST COMPANY,            By:  GENERAL TRUST COMPANY,
     Trustee                                Trustee

By: /s/ Michael Greaves                    By: /s/ Michael Greaves
    -----------------------                    --------------------------

    Name: Michael Greaves                  Name: Michael Greaves

    Title: VP                              Title: VP




MARTIN INVESTMENT TRUST E              MARTIN INVESTMENT TRUST F

By:  GENERAL TRUST COMPANY,            By:  GENERAL TRUST COMPANY,
     Trustee                                Trustee

By: /s/ Michael Greaves                    By: /s/ Michael Greaves
    -----------------------                    --------------------------

    Name: Michael Greaves                  Name: Michael Greaves

    Title: VP                              Title: VP



MATTHEW INVESTMENT TRUST A             MATTHEW INVESTMENT TRUST B

By:  GENERAL TRUST COMPANY,            By:  GENERAL TRUST COMPANY,
     Trustee                                Trustee

By: /s/ Michael Greaves                    By: /s/ Michael Greaves
    -----------------------                    --------------------------

    Name: Michael Greaves                  Name: Michael Greaves

    Title: VP                              Title: VP

MATTHEW INVESTMENT TRUST C             MATTHEW INVESTMENT TRUST D

By:  GENERAL TRUST COMPANY,            By:  GENERAL TRUST COMPANY,
     Trustee                                Trustee

     By: /s/ Michael Greaves               By: /s/ Michael Greaves
         -----------------------               --------------------------

     Name: Michael Greaves                 Name: Michael Greaves

     Title: VP                             Title: VP




MATTHEW INVESTMENT TRUST E             MATTHEW INVESTMENT TRUST F

By:  GENERAL TRUST COMPANY,            By:  GENERAL TRUST COMPANY,
     Trustee                                Trustee

By: /s/ Michael Greaves                    By: /s/ Michael Greaves
    -----------------------                    --------------------------

    Name: Michael Greaves                  Name: Michael Greaves

    Title: VP                              Title: VP



MBA TRUST                              MBB TRUST

By:  GENERAL TRUST COMPANY,            By:  GENERAL TRUST COMPANY,
     Trustee                                Trustee

By: /s/ Michael Greaves                    By: /s/ Michael Greaves
    -----------------------                    --------------------------

    Name: Michael Greaves                  Name: Michael Greaves

    Title: VP                              Title: VP


MBC TRUST                              FALLBROOK INVESTORS, a
                                       California general
                                       partnership

By:  GENERAL TRUST COMPANY,            By:  MATTHEW FAMILY TRUST A,
     Trustee                                a partner

                                       By:  GENERAL TRUST COMPANY,
                                            Trustee

     By: /s/ Michael Greaves               By: /s/ Michael Greaves
         -----------------------               --------------------------

     Name: Michael Greaves                 Name: Michael Greaves

     Title: VP                             Title: VP

M.B. CAPITAL PARTNERS,                 MB CAPITAL PARTNERS, II,
  a South Dakota general                  a South Dakota general
  partnership                             partnership

By:  MBA TRUST, a partner              By:  MBA TRUST, a partner

By:  GENERAL TRUST COMPANY,            By:  GENERAL TRUST COMPANY,
     Trustee                                Trustee

     By: /s/ Michael Greaves               By: /s/ Michael Greaves
         -----------------------               --------------------------

     Name: Michael Greaves                 Name: Michael Greaves

     Title: VP                             Title: VP


GENERAL GROWTH VENTURE L.P.

By:  M.B. VENTURE CORPORATION


     By: /s/ Martin Bucksbaum
         -----------------------

     Name: Martin Bucksbaum

     Title: President